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                                                                     Exhibit 3.3

                              AMENDED AND RESTATED
                          BYLAWS FOR THE REGULATION OF

                         PACIFIC COMMUNITY BANKING GROUP
                           (a California corporation)

                                    ARTICLE I

                                     OFFICES

                  Section 1.1. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the corporation is hereby fixed and located at 23332 Mill Creek Drive, Suite 230, Laguna Hills, California 92653. The board of directors is hereby granted full power and authority to change said principal executive office from one location to another, subject to all regulatory approvals. Any such change shall be noted on the Bylaws by the Secretary, opposite this section, or this section may be amended to state the new location.

                  Section 1.2. OTHER OFFICE. Other business offices may at any time be established by the board of directors at any place or places where the corporation is qualified to do business, subject to all regulatory approvals.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

                  Section 2.1. PLACE OF MEETINGS. All annual or other meetings of shareholders shall be held at the principal executive office of the corporation, or at any other place within the State of California which may be designated either by the board of directors or by the written consent of all persons entitled to vote thereat and not present at the meeting, given either before or after the meeting and filed with the Secretary of the corporation.

                  Section 2.2. ANNUAL MEETINGS. The annual meetings of shareholders shall be held on the 3rd Wednesday of each May at 7:00 p.m., local time, provided, however, that should said day fall upon a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is a full business day; provided further, that the board of directors may, by resolution adopted prior to the date fixed herein for an annual meeting, change the time and date for any annual meeting of the shareholders to any day which is not a legal holiday and is not more than 15 months after the date of the preceding annual meeting of shareholders. At such meetings, directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.



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                  Written notice of each annual meeting shall be given to each shareholder entitled to vote, either personally or by first class mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders. If a shareholder gives no address, notice shall be deemed to have been given him if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said principal executive office is located.

                  All such notices shall be given to each shareholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each annual meeting. Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any such notice in accordance with the foregoing provisions, executed by the Secretary, Assistant Secretary or any transfer agent of the corporation shall be prima facie evidence of the giving of the notice.

                  Such notices shall specify:

                           (a) the place, the date, and the hour of such
meeting;

                           (b) those matters which the board, at the time of the
mailing of the notice, intends
to present for action by the shareholders;

                           (c) if directors are to be elected, the names of
nominees intended at the time of the notice to be presented by management for election and a copy of Section 2.11 of these Bylaws;

                           (d) the general nature of a proposal, if any, to take
action with respect to approval of, (i) a contract or other transaction with an interested director, (ii) amendment of the articles of incorporation, (iii) a reorganization of the corporation as defined in Section 181 of the General Corporation Law, (iv) voluntary dissolution of the corporation, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any; and



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                           (e) such other matters, if any, as may be expressly
required by statute.

                  Any information contained in a proxy statement sent with such notice or other soliciting material sent with the notice shall be deemed to be a part of the notice.

                  Section 2.3. SPECIAL MEETINGS. Special meetings of the shareholders, for the purpose of taking any action permitted by the shareholders under the General Corporation Law and the articles of incorporation of this corporation, may be called at any time by the chairman of the board or the president, or by the board of directors, or by one or more shareholders holding not less than ten percent (10%) of the votes at the meeting. Upon request in writing that a special meeting of shareholders be called for any proper purpose, directed to the chairman of the board, president, vice-president or secretary by any person (other than the board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after receipt of the request. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. In addition to the matters required by items (a); (b) if applicable, and (c) of the preceding Section, notice of any special meeting shall specify the general nature of the business to be transacted, and no other business may be transacted at such meeting except such business as properly relates to the procedural conduct of such meeting and is within the powers of the shareholders.

                  Section 2.4. QUORUM. The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

                  Section 2.5. ADJOURNED MEETING AND NOTICE THEREOF. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in Section 2.4 above.

                  When any shareholders' meeting, either annual or special, is adjourned for forty-five days or more, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an



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original meeting. Except as provided above, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement of the time and place thereof at the meeting at which such adjournment is taken.

                  Section 2.6. VOTING. Unless a record date for voting purposes be fixed as provided in Section 5.1 of Article V of these Bylaws, then, subject to the provisions of Sections 702 through 704 of the Corporations Code of California (relating to voting of shares held by a fiduciary, in the name of a corporation, or in joint ownership), only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice of the meeting is given or if such notice is waived, at the close of business on the business day next preceding the day on which the meeting of shareholders is held, shall be entitled to vote at such meeting, and such day shall be the record date for such meeting. Such vote may be oral or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins. If a quorum is present, except with respect to election of directors, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law, the articles of incorporation or the Banking Law. Subject to the requirements of the remaining sentences of this section, and except as provided in the Articles of Incorporation, by Statute, or these Bylaws, every shareholder entitled to vote at any election for directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principal among as many candidates as he shall think fit. No shareholder shall be entitled to cumulate votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting prior to the voting, of such shareholder's intention to cumulate his votes.

                  The remaining provisions of this section shall become effective only when the Corporation becomes a listed corporation within the meaning of Section 310.5 of the Corporations Code, which provision refers to a corporation whose shares are traded on the New York Stock Exchange, American Stock Exchange, or National Market System-NASDAQ.

                  CLASSIFIED BOARD. The board of directors shall be classified into two classes, the members of each class to serve for a term of two years. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.



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                  Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as nearly as equal as possible. The Board of Directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as nearly as equal as possible.

                  CUMULATIVE VOTING. The election of directors by the shareholders shall not be by cumulative voting. At each election of directors, each shareholder entitled to vote may vote all the shares held by that shareholder for each of several nominees for director up to the number of directors to be elected. The shareholder may not cast more votes for any single nominee than the number of shares held by that shareholder.

                  At the first annual meeting of shareholders held after the corporation qualifies as a listed corporation within the meaning of Section
301.5 of the Corporations Code, one-half of the directors shall be elected for a term of two years, and one-half of the directors shall be elected for a term of one year. If the number of directors is not divisible by two, the first extra director shall be elected for a term of two years and a second extra director, if any, shall be elected for a term of one year.

                  At subsequent annual meetings of shareholders, a number of directors shall be elected equal to the number of directors with terms expiring at that annual meeting. Directors elected at each such annual meeting shall be elected for a term expiring with the annual meeting of shareholders two years thereafter.

                  The candidates receiving the highest number of votes of shares entitled to be voted for them, up to the number of directors to be elected, shall be elected.

                  Section 2.7. VALIDATION OF DEFECTIVELY CALLED OR NOTICED MEETINGS. The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, or who, though present, has, at the beginning of the meeting, properly objected to the transaction of any business because the meeting was not lawfully called or convened, or to particular matters of business legally required to be included in the notice, but not so included, signs a waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken



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for approval of any of those matters specified in Section 2.2(d) of Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                  Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

                  Section 2.8. ACTION WITHOUT MEETING. Directors may be elected without a meeting by a consent in writing, setting forth the action so taken, signed by all of the persons who would be entitled to vote for the election of directors; provided that, without notice, a director may be elected at any time to fill a vacancy (other than one created by removal) not filled by the directors, by the written consent of persons holding a majority of the outstanding shares entitled to vote for the election of directors.

                  Any other action which, under any provision of the California General Corporation Law, may be taken at a meeting of the shareholders, may be taken without a meeting, and without notice except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless the consents of all shareholders entitled to vote have been solicited in writing:

                           (a) Notice of any proposed shareholder approval of,
(i) a contract or other transaction with an interested director, (ii) indemnification of an agent of the corporation as authorized by Section 3.15, of
Article III, of these Bylaws, (iii) a reorganization of the corporation as defined in Section 181 of the General Corporation Law, or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any, without a meeting by less than unanimous written consent, shall be given at least ten (10) days before the consummation of the action authorized by such approval; and

                           (b) Prompt notice shall be given of the taking of any
other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing. Such notices shall be given in the manner and shall be deemed to have been given as provided in Section 2.2 of Article II of these Bylaws.



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                  Unless, as provided in Section 5.1 of Article V of these
Bylaws, the board of directors has fixed a record date for the determination of shareholders entitled to notice of and to give such written consent, the record date for such determination shall be the day on which the first written consent is given. All such written consents shall be filed with the Secretary of the corporation.

                  Any shareholder giving a written consent, or the shareholder's proxyholders, or a transferee of the shares, or a personal representative of the shareholder, or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents by the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

                  Section 2.9. PROXIES. Every person entitled to vote shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the corporation. Any proxy duly executed is not revoked and continues in full force and effect until, (i) an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the corporation prior to the vote pursuant thereto, (ii) the person executing the proxy attends the meeting and votes in person, or (iii) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted; provided, that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force; provided further, that an irrevocable proxy satisfying the requirements of Section 705(e) of the General Corporations Law shall not be revoked except in accordance with its terms or if it becomes revocable under the provisions of Section 705(e) and (f) of said General Corporations Law.

                  Section 2.10. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the board of directors may appoint any persons as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may, and on the request of any shareholder or a shareholder's proxy shall, be filled by appointment by the board of directors in advance of the meeting, or at the meeting by the chairman of the meeting.

                  The duties of such inspectors shall be as prescribed in
Section 707 of the General Corporation Law and shall include: determining the number of shares



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outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders. In the determination of the validity and effect of proxies, the dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates on the envelopes in which they are mailed. In making their determinations, the inspectors may consider whether proxies were solicited in accordance with applicable provisions of law.

                  The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

                  Section 2.11. NOMINATION OF DIRECTORS. Nominations for election of members of the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting at which such nomination is to be made) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of the close of business 21 days prior to any meeting of shareholders called for the election of directors or 10 days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) with the written consent of the proposed nominee, a copy of which shall be furnished with the notification, whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy, or been adjudged bankrupt. The notice shall be signed by the nominating shareholder and by the nominee. Nominations not made in accordance herewith shall be disregarded by the chairman of the meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The restrictions set forth in this paragraph shall not apply to nomination of a person to replace a proposed nominee who has died or otherwise become incapacitated to serve as a director between the last day for giving notice hereunder and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.



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                                   ARTICLE III

                                    DIRECTORS

                  Section 3.1. POWERS. Subject to limitations of the articles of incorporation and of the California General Corporation Law as to action to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the board of directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

                  First - To select and remove all the officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the articles of incorporation or the Bylaws, fix their compensation and require from them security for faithful service.

                  Second - To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, or with the articles of incorporation or the Bylaws, as they may deem best.

                  Third - To change the principal executive office and principal office for the transaction of the business of the corporation from one location to another as provided in Article I, Section 1.1, hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of California, as provided in Article I, Section 1.2, hereof; to designate anyplace within the State of California for the holding of any shareholders' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

                  Fourth - To authorize the issuance of shares of stock of the corporation from time to time, upon such terms as may be lawful.

                  Fifth - To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

                  Sixth - By resolution adopted by a majority of the authorized number of directors, to designate executive and other committees, each consisting of two or more directors, to serve at the pleasure of the board, and to prescribe the manner in which proceedings of such committees shall be conducted. Unless the board of



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directors shall otherwise prescribe the manner of proceedings of any such committees, meetings of such committees may be regularly scheduled in advance and may be called at any time by the chairman or any two members thereof; unless the board of directors otherwise prescribes, the other provisions of these Bylaws with respect to notice and conduct of meetings of the board shall govern. Any such committee, to the extent provided in a resolution of the board, shall have all of the authority of the board, except with respect to:

                           (i) the approval of any action for which the General
Corporation Law or the articles of incorporation also require shareholder approval;

                           (ii) the filling of vacancies on the board or in any
committee;

                           (iii) the fixing of compensation of the directors for
serving on the board or on any committee;

                           (iv) the adoption, amendment or repeal of the board;

                           (v) the amendment or repeal of any resolution of
Bylaws;

                           (vi) any distribution to the shareholders, except at
a rate or in a periodic amount or within a price range determined by the board;

                           (vii) the appointment of other committees of the
board or the members thereof; and

                           (viii) taking any action which requires approval of a
specified number or portion of the directors under any provision of law or regulation applicable specifically to banks.

                  Section 3.2. NUMBER AND QUALIFICATION OF DIRECTORS. The number of directors of the corporation shall not be less than five (5) nor more than nine (9), except that effective immediately before the effective time of the Company's initial public offering, the number of directors shall not be less than eight (8) nor more than fifteen (15), until changed by amendment of the articles of incorporation or by a bylaw amending this
Section 3.2 duly adopted by the vote of the holders of a majority of the outstanding shares entitled to vote or written consent of the holders of a majority of the outstanding shares entitled to vote, provided that a proposal to reduce the authorized number or the minimum number of directors below five cannot be adopted. The exact number of directors shall be fixed from time to time, within the limits specified in the articles of incorporation or in this
Section 3.2 (i) by resolution duly adopted by the board of directors; or (ii) by a bylaw or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by a written consent of the holders of a majority of the outstanding shares entitled to vote, or by the board of directors; or (iii) by approval of the shareholders (as defined in Section 153 of the General Corporation Law).

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                  Subject to the foregoing provisions, for changing the number of directors, the number of directors of this corporation has been fixed at five (5).

                  Section 3.3. ELECTION AND TERM OF OFFICE. Subject to the Articles of Incorporation, Statute or these Bylaws, and subject to Section 2.6 regarding Classified Board, the directors shall be elected at each annual meeting of shareholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose or by written consent in accordance with Section 2.8 of Article II of these Bylaws. All directors shall hold office until their respective successors are elected, subject to the General Corporation Law and the provisions of these Bylaws with respect to vacancies on the board.

                  Section 3.4. VACANCIES. A vacancy in the board of directors shall be deemed to exist (i) in case of the death, resignation or removal of any director, (ii) if a director has been declared of unsound mind by order of court or convicted of a felony, (iii) if the authorized number of directors be increased, or (iv) if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

                  The number of directors of the Corporation shall be such number, as shall be provided from time to time in the Bylaws; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further, that no action shall be taken to decrease or increase the number of directors within the range stated in the Bylaws unless at least two-thirds of the directors then in office shall concur in said action. Vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified.

                  Any director may resign effective upon giving written notice to the chairman of the board, the president, the Secretary or the board of directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the board of directors accepts the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective, as provided in the previous paragraph.

                  No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.



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                  Section 3.5. PLACE OF MEETING. Regular meetings of the board of directors shall be held at any place within the State of California which has been designated from time to time by resolution of the board or by written consent of all members of the board. In the absence of such designation regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held either at a place so designated, within or without the State of California, or at the principal executive office.

                  Section 3.6. ORGANIZATION MEETING. Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting at the place of said annual meeting or at such other place as shall be fixed by the board of directors, for the purpose of organization, election of officers, and the transaction of other business. Call and notice of such meetings are hereby dispensed with.

                  Section 3.7. OTHER REGULAR MEETINGS. Other regular meetings of the board of directors shall be held without call on the 3rd Wednesday of January, April, July and October of each year, at 9:00 a.m. (unless another date and time is fixed by the board); provided, however, should said day fall upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is a full business day. Notice of all such regular meetings of the board of directors is hereby dispensed with.

                  Section 3.8. SPECIAL MEETINGS. Special meetings of the board of directors for any purpose or purposes shall be called at any time by the chairman of the board, the president, or by any two directors.

                  Written notice of the time and place of special meetings shall be delivered personally to each director or communicated to each director orally, by telephone, or by telegraph or mail, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation or, if it is not so shown on such records or is not readily ascertainable, at the place at which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal executive office of the corporation is located at least forty-eight hours prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone, as above provided, it shall be so delivered at least twenty-four hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery, personally, orally or by telephone, as above provided, shall be due, legal and personal notice to such director.

                  Any notice shall state the date, place and hour of the meeting and may state the general nature of the business to be transacted, and other business may be transacted at the meeting.

                  Section 3.9. ACTION WITHOUT MEETING. Any action by the board of directors may be taken without a meeting if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board and shall have the same force and effect as a unanimous vote of such directors.

                  Section 3.10. ACTION AT A MEETING: QUORUM AND REQUIRED VOTE. Presence of a majority of the authorized number directors at a meeting of the board of directors constitutes a quorum for the transaction of business, except as hereinafter provided., or as provided in the Articles of Incorporation or Statute. Members of the board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting as permitted in the preceding sentence constitutes presence in person at such meeting. Except as provided in the Articles of Incorporation, Statute or Bylaws, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, unless a greater number, or the same number after disqualifying one or more directors from voting, is required by law, by the articles of incorporation, or by these Bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of director, provided that any action taken is approved by at least a majority of the required quorum for such meeting.

                  Section 3.11. VALIDATION OF DEFECTIVELY CALLED OR NOTICED MEETINGS. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present or who, though present, has prior to the meeting or at its commencement, protested the lack of proper notice to him, (i) signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof, or (ii) waives notice and withdraws his objection. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                  Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called, noticed, or convened; provided, however, if after stating his objection, the objecting director continues to attend and by his attendance participates in any matters other than those to which he objected, he shall be deemed to have waived notice of such meeting and withdrawn his objections.

                  Section 3.12. ADJOURNMENT. A majority of the directors present at any director's meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the board.

                  Section 3.13. NOTICE OF ADJOURNMENT. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place must be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment. Otherwise notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

                  Section 3.14. FEES AND COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the board.

                  Section 3.15. INDEMNIFICATION OF AGENTS OF THE CORPORATION; PURCHASE OF LIABILITY INSURANCE.

                           (a) The corporation shall, to the maximum extent and
in the manner permitted by the California Corporations Code (the "Code"), indemnify each of its directors against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 3.15 a "director" of the corporation includes any person (i) who is or was serving at the request of the corporation (ii) as a director of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

                           (b) The corporation shall have the power, to the
extent and in the manner permitted by the Code, to indemnify each of its officers, employees and agents against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an officer, employee or agent of the corporation. For purposes of this Section 3.15, an "officer", "employee" or "agent" of the corporation includes any person
(i) who is or was an officers, employee, or agent of the corporation, (ii) who is or was serving at the request of the corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an officer, employee or agent of the corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

                           (c) Expenses incurred in defending any civil or
criminal action or proceeding for which indemnification is required pursuant to
Section 3.15 shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnification party is not entitled to be indemnified as authorized in this Section 3.15. Expenses incurred in defending any civil or criminal action or proceeding for which indemnification s permitted pursuant to Section 3.15 may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Section 3.15.

                           (d) The indemnification provided by this Section 3.15
shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Articles of Incorporation.

                           (e) The corporation shall have the power to purchase
and maintain insurance on behalf of any person who is or was an agent of the corporation against any liability asserted against or incurred by such person in such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section 3.15.

                           (f) No indemnification or advance shall be made under
this Section 3.15, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

                                    (1) That it would be inconsistent with a
provision of the Articles of Incorporation, these Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

                                    (2) That it would be inconsistent with any
condition expressly imposed by a court in approving a settlement.

                                   ARTICLE IV

                                    OFFICERS

                  Section 4.1. OFFICERS. The officers of the corporation shall be a chief executive officer, a vice-president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more additional vice-presidents, one or more assistant secretaries, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices, except that the offices of president and Secretary shall not be held by the same person.

                  Section 4.2. ELECTION. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section
4.3 or Section 4.5 of this Article, shall be chosen annually by the board of directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

                  Section 4.3. SUBORDINATE OFFICERS, ETC. The board of directors may appoint, and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office, for such period, have such authority and perform such duties as are provided in the Bylaws or as the board of directors may from time to time determine.

                  Section 4.4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors (subject, in each case, to the rights, if any, of an officer under any contract of employment).

                  Any officer may resign at any time by giving written notice to the board of directors or to the president, or to the Secretary of the corporation, without prejudice however, to the rights, if any, of the corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 4.5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

                  Section 4.6. CHAIRMAN OF THE BOARD. The chairman of the board, if there shall be such a person, shall be an officer of the board only and not of the corporation, and shall, if present, preside at all meetings of the board of directors. He may exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the Bylaws, in which case he may be deemed to be an officer of the corporation.

                  Section 4.7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He shall be ex-officio a member of all the standing committees (except the audit committee), including the executive committee, if any, and shall have the general powers, and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the Bylaws.

                  Section 4.8. VICE-PRESIDENT. In the absence or disability of the president, the vice-presidents in order of their rank as fixed by the board of directors or, if not ranked, the vice-president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon the president. The vice-presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the Bylaws.

                  Section 4.9. SECRETARY. The Secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the principal executive office and such other place as the board of directors may order, a book of minutes of actions taken at all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at director's meetings, the number of shares present or represented at shareholder's meetings, and the proceedings thereof.

                  The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

                  The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the board of directors required by the Bylaws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the Bylaws.

                  Section 4.10. CASHIER. The cashier shall be the chief financial officer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any director.

                  The cashier shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as cashier and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or the Bylaws.

                                    ARTICLE V

                                  MISCELLANEOUS

                  Section 5.1. RECORD DATE. The board of directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to give consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting, nor more than sixty (60) days prior to any meeting or any other event for the purpose of which it is fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the articles of incorporation or Bylaws.

                  Section 5.2. INSPECTION OF CORPORATE RECORDS. The accounting books and records, the record of shareholders, and minutes of proceedings of the shareholders and the board and committees of the board of this corporation and any subsidiary of this corporation shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate.

Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

                  Section 5.3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

                  Section 5.4. ANNUAL AND OTHER REPORTS. The board of directors of the corporation shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal or calendar year. The requirement for such annual report is dispensed with so long as this corporation has less than 100 shareholders of record. Such report shall contain a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit from the books and records of the corporation.

                  A shareholder or shareholders holding at least five percent of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than 30 days prior to the date of the request and a balance sheet of the corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to shareholders, the annual report for the last fiscal year. The corporation shall use its best efforts to deliver the statement to the person making the request within 30 days thereafter. A copy of any such statements shall be kept on file in the principal executive office of the corporation for 12 months and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to such shareholder.

                  The corporation shall, upon the written request of any shareholder, mail to the shareholder a copy of the last annual income statement which it has prepared and a balance sheet as of the end of the period. The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

                  Section 5.5. CONTRACTS, ETC., HOW EXECUTED. The board of directors, except as in the Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

                  Section 5.6. CERTIFICATE FOR SHARES. Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the chairman or vice-chairman of the board or the president or a vice-president and by the chief financial officer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

                  Any such certificate shall also contain such legend or other statement as may be required by Section 418 of the General Corporation Law, the Corporate Securities Law of 1968, the federal securities laws, and any agreement between the corporation and the issuee thereof.

                  No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and cancelled at the same time; provided, however, that a new certificate will be issued without the surrender and cancellation of the old certificate if (1) the old certificate is lost, apparently destroyed or wrongfully taken; (2) the request for the issuance of the new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction, or theft; (3) the request for the issuance of a new certificate is made prior to the receipt of notice by the corporation that the old certificate has been acquired by a bona fide purchaser;
(4) the owner of the old certificate files a sufficient indemnity bond with or provides other adequate security to the corporation; and (5) the owner satisfies any other reasonable requirements imposed by the corporation. In the event of the issuance of a new certificate, the rights and liabilities of the corporation, and of the holders of the old and new certificates, shall be governed by the provisions of Section 8104 and 8405 of the California Commercial Code.

                  Section 5.7. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The president or vice-president and the Secretary or any Assistant Secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

                  Section 5.8. INSPECTION OF BYLAWS. The corporation shall keep in its principal executive office in California, the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the Shareholders at all reasonable times during office hours.

                  Section 5.9. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the California General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

                                   ARTICLE VI

                                   AMENDMENTS

                  Section 6.1. POWER OF SHAREHOLDERS. Except as provided in the Articles of incorporation, Statute, or thee bylaws, new Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by the written assent of shareholders entitled to vote such shares, except as otherwise provided by law or by the articles of incorporation.

                  Section 6.2. POWER OF DIRECTORS. Subject to the right of shareholders as provided in Section 6.1 of this Article VI to adopt, amend or repeal Bylaws, Bylaws may be adopted, amended or repealed by the board of directors provided, however, that the board of directors may adopt a bylaw or amendment thereof changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in the articles of incorporation or in Section 3.2 of Article III of these Bylaws.

                            CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

                  1. That I am duly elected, qualified, and acting Secretary of the PACIFIC COMMUNITY BANKING GROUP, a California corporation; and

                  2. That the forgoing Bylaws, comprising 21 pages, constitute the Bylaws of the said Corporation as duly adopted by action of the Board of Directors of the Corporation duly taken on February 23, 1999.

                  IN WITNESS HEREOF, I have hereunto subscribed my name and affix the seal of said Corporation this 25 day of February, 1999.


                                           /s/ Alfred Jannard
                                           ------------------------------------
                                           Alfred Jannard, Secretary




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